Exhibit 99.1
Acuity Brands and ams OSRAM Reach an Agreement for Acuity to acquire the ams OSRAM Digital Systems Business in North America

OSRAM North American Digital Systems acquisition expands the Acuity LED driver portfolio and business

ATLANTA , June 04, 2021 (GLOBE NEWSWIRE) -- Today, Acuity Brands, Inc. (NYSE: AYI) (“Acuity”) a leading industrial technology company announced it has signed a definitive agreement to purchase ams OSRAM’s North American Digital Systems (DS) business. Acuity’s ownership of ams OSRAM’s North American DS business will bring a strategic fit and perspective to customers and associates, and a growth strategy for the business. Acuity expects the transaction to close during the summer of 2021.

The ams OSRAM North American DS business develops and manufactures lighting components including LED drivers, LED light engines, electronic ballasts, and certain connected components. The ams OSRAM Digital Systems business is one of the largest LED lighting driver companies in North America. LED drivers are a crucial component of the vast majority of luminaires and enable embedded smart technologies to make lighting and controls more accessible and reliable. The acquisition of the ams OSRAM North American DS business and addition of their team of associates will expand Acuity’s capabilities and its advanced LED driver portfolio, which currently includes the eldoLED® driver and IOTA® emergency driver brands.

"We look forward to serving ams OSRAM’s North American DS business customers and providing our industry with the most advanced portfolio of integrated digitally connected luminaire technology and LED drivers,” said Trevor Palmer, President, Acuity Brands Lighting and Controls business. "We are excited to welcome the North American DS team to Acuity as we lead the industry's shift to embedded lighting technology in communities where people live, learn, work and play."

"Acuity is an industry leader with a long history of bringing innovative technology, products, and services to market. We are excited about the opportunities for our employees, customers, and business partners, " said Wilhelm Nehring, CEO ams OSRAM Digital Systems business.

Acuity’s acquisition of ams OSRAM’s North American DS business includes approximately 1,100 associates in the U.S., Canada, and Mexico. The transaction is subject to the satisfaction of certain customary closing conditions. Until close, the companies will continue to operate independently. The parties have agreed not to disclose financial details or other terms of the transaction.

About Acuity Brands

Acuity Brands, Inc. (NYSE: AYI) is a market-leading industrial technology company. The Company designs, manufactures, and brings to market products and services that make the world more brilliant, productive, and connected including building management systems, lighting, lighting controls, and location-aware applications. Acuity Brands achieves growth through the development of innovative new products and services.

Through the Acuity Business System, Acuity Brands achieves customer-focused efficiencies that allow the Company to increase market share and deliver superior returns. The Company looks to aggressively deploy capital to grow the business and to enter attractive new verticals.

Acuity Brands is based in Atlanta, Georgia, with operations across North America, Europe, and Asia. The Company is powered by approximately 11,000 dedicated and talented associates. Visit us at www.acuitybrands.com.

Exhibit 99.1
Forward-Looking Information

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on management’s beliefs and assumptions and information currently available to management. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements are statements other than those of historical fact and may include statements relating to goals, plans, market conditions and projections regarding Acuity Brands’ strategy, and specifically include statements made in this press release regarding: our expectation that the transaction will close during the summer of 2021, that the acquisition and addition of associates will expand our capabilities, that we will provide the most advanced portfolio of integrated digitally connected luminaire technology and LED drivers and lead the industry's shift to embedded lighting technology, and that the transaction will bring certain other described benefits. Generally, forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. A number of important factors could cause actual events to differ materially from those contained in or implied by the forward-looking statements, including those factors discussed in our annual report on Form 10-K for the fiscal year ended August 31, 2020, filed on October 23, 2020 and those described from time to time in our other filings with the U.S. Securities and Exchange Commission (the “SEC”), which can be found at the SEC’s website www.sec.gov. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of events, or otherwise.

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Investor Contact:
Charlotte McLaughlin
Vice President, Investor Relations
(404) 853-1456
investorrelations@acuitybrands.com

Media Contact:
Candace Steele Flippin
Senior Vice President, Chief Communications Officer
candace@acuitybrands.com